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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 22, 1998


                           NEBCO EVANS HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      _______                    06-1444203
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                       Identification No.)


                               545 Steamboat Road
                          Greenwich, Connecticut 06830
                    (Address of Principal Executive Offices)


                                 (203) 661-2500
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.


     As previously reported, Nebco Evans Holding Company's wholly owned subsidiary, AmeriServe Food Distribution, Inc. ("AmeriServe"), was informed by Wendy's International, Inc. ("Wendy's"), the franchiser of the Wendy's concept, that a competitor has been selected as its distributor in certain geographic markets and that Wendy's would begin to transfer the business of its company-owned units away from AmeriServe beginning in August 1998. In addition, Wendy's has notified AmeriServe that AmeriServe will be removed as an authorized distributor to its franchisee operators during the third quarter of this year, resulting in the loss of the entire Wendy's business. In total, AmeriServe sales to the Wendy's concept, including ProSource, Inc. sales, on a pro forma basis, were approximately $600 million in 1997. As a result of the loss of the Wendy's business, AmeriServe intends to take a $7.5 million charge in the second quarter of this year. AmeriServe expects that the loss of the Wendy's business will negatively impact AmeriServe's future operating profits by $10-$15 million on an annualized basis.

                                   * * * * * *

                  This current report contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those projected in such forward-looking statements and readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the date hereof. NEHC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence or nonoccurrence of anticipated events. Further information regarding the factors that could cause actual results to differ materially from projected results can be found in the section captioned "Risk Factors" in NEHC's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on May 1, 1998, which section is incorporated herein by reference.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NEBCO EVANS HOLDING COMPANY



                                             By:   /s/ A. Petter Ostberg
                                               Name:   A. Petter 0stberg
                                               Title:  Vice President


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